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                                                                     Exhibit 3.3


                           CERTIFICATE OF AMENDMENT OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                               AMH HOLDINGS, INC.
                               ------------------

     The undersigned, being a duly authorized officer of AMH Holdings, Inc., a Delaware corporation (the "Corporation"), pursuant to Sections 141(f) and 241 of the General Corporation Law of the State of Delaware (the "DGCL") DO HEREBY
CERTIFY:

     FIRST: The Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") was filed with the Secretary of State of the State of Delaware on the 19th day of February, 2004.

     SECOND: The Corporation has not received any payment for any of its stock.

     THIRD: The amendments to the Certificate of Incorporation set forth in the following resolutions approved by the directors of the Corporation were duly adopted in accordance with Section 241 of the DGCL. The resolution setting forth the amendments is as follows:

          RESOLVED, that the Certificate of Incorporation be amended by changing Section B.5(a)(ii) of Article Fourth of the Certificate of Incorporation so that, as amended, such sub-section shall read in its entirety as follows:

          "simultaneously with the consummation of any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise), which results in the sale or transfer of all or substantially all of the assets (determined based on value) of the Corporation and its subsidiaries or of beneficial ownership or control of a majority of the Common Stock of the Corporation or the capital stock of Associated Materials Holdings Inc. or Associated Materials Incorporated to any Person other than a wholly-owned subsidiary of the Corporation or an Affiliate of the Corporation which has the identical ownership structure of the Corporation at such time (a "Sale of the Corporation"); or".

                            [Signature Page Follows]
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     IN WITNESS WHEREOF, I have hereunto set my hand to this Certificate of
Amendment of Certificate of Incorporation on this 3rd day of March, 2004.


                                                  /s/ D. Keith LaVanway
                                                  ---------------------------
                                                  Name:   D. Keith LaVanway
                                                  Title:  Assistant Secretary